U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2005

INFOTEC BUSINESS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

NEVADA

 333-90618

98-0358149

(State or other jurisdiction

Commission

   (I.R.S. Employer

of incorporation)

File No.

Identification No.)

Suite 350, 1152 Mainland Street,  Vancouver, B.C. Canada

 V6B 4X2

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code  (604) 777-1707

Suite 1400, 400 Burrard Street, Vancouver, BC V6C 3G2

(Former address and former fiscal year end, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ]

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes In Registrant’s Certifying Accountants,

Effective as of March 11, 2005, Morgan & Company, Chartered Accountants  (“Morgan”) has resigned as the principal independent public accountants for Infotec Business Systems, Inc. (the “Company”).

In addition, the Company’s Board of Directors, upon recommendation of management, has resolved to engage Mendoza & Berger Company L.L.P. (“Mendoza”) as the Company’s new independent accountants, to audit the Company’s financial statements for the fiscal year ended April 30, 2005.  The engagement of Mendoza took effect on March 11, 2005.

Morgan’s reports on the Company’s consolidated financial statements for either of the two fiscal years ended April 30, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principals.

During the two fiscal years ended April 30, 2004 and through the date of Morgan’s resignation, there were no disagreements with Morgan on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Morgan’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements.

The Company has requested Morgan furnish the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of that letter dated March 14, 2005, is filed as an Exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits

Description of Documents

16.1

Letter from Morgan & Company, Chartered Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFOTEC BUSINESS SYSTEMS, INC.

(Registrant)

By: /s/  Carol Shaw

(Carol Shaw,  Principal Executive Officer)

DATED. March 15, 2005

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